                                                                   EXHIBIT 10.33


ORACLE
                     SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Services Agreement ("Agreement") is between Oracle Corporation ("Oracle") and the Customer identified below. The terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement, which will be identified on one or more Order Forms.

I.         DEFINITIONS

1.1. "Program" means the software in object code form distributed by Oracle for which Customer is granted a license pursuant to this Agreement, and the media, Documentation and Updates therefor.

1.2. "Documentation" means the user guides and manuals for installation and use of the Program software. Documentation is provided in whatever form is generally available.

1.3. "Update" means a subsequent release of the Program which Oracle generally makes available for Program licenses at no additional license fee other than media and handling charges, provided Customer has ordered Technical Support for such licenses for the relevant time period. Update shall not include any release, option or future product which Oracle licenses separately.

1.4. "Order Form" means the document in hard copy or electronic form by which Customer orders Program licenses and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of this Agreement.

1.5. "Designated System" means the computer hardware and operating system designated on the relevant Order Form.

1.6. "Technical Support" means Program support provided under Oracle's policies in effect on the date Technical Support is ordered.

1.7. "Commencement Date" means the date on which the Programs are delivered by Oracle to Customer, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.

1.6. "Services" means Technical Support, training, or consulting services provided by Oracle to Customer under this Agreement.

II.        PROGRAM LICENSE

2.1.       Rights Granted

           A. Oracle grants to Customer a nonexclusive license to use the Programs specified on an Order Form under this Agreement as of the Commencement Date, as follows:

               i to use the Programs solely for Customer's operations on the Designated System or on a backup system if the Designated System is inoperative, consistent with the use limitation, specified or referenced in this Agreement, an Order Form, or the Documentation. Customer may not relicense, rent or lease the Programs or use the Programs for third-party training, commercial time-sharing or service bureau use;

               ii. to use the Documentation provided with the Programs in support of Customer's authorized use of the Programs;

               iii. to copy the Programs for archival or backup purposes, and to make a sufficient number of copies for the use specified in the Order Form. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies:

               iv. to modify the Programs and combine them with other software products; and

               v. to allow third parties to use the Programs for Customer's operations so long as Customer ensures that use of the Programs is in accordance with the terms of this Agreement.

               Customer shall not copy or use the Programs (including the Documentation) except as specified in this Agreement or an Order Form. Customer shall have no right to use any other software program that may be delivered with ordered Programs.

           B. Customer agrees not to cause or permit the reverse engineering, disassembly or decompilation of the Programs, except to the extent required to obtain interoperability with other independently created software or as specified by law.

           C. Oracle shall retain all title, copyright and other proprietary rights in the Programs. Customer does not acquire any rights, express or implied in the Programs, other than those specified in this Agreement.

2.2.       Transfer and Assignment

           A. Customer may transfer a Program license within its organization upon notice to Oracle; transfers are subject to the terms and fees specified in Oracle's transfer in effect at the time of the transfer

           B. Customer may not assign this Agreement or transfer a Program License to a legal entity separate from Customer without the prior written consent of Oracle. Oracle shall not unreasonably withhold or delay such consent.

2.2.       Verification

           At Oracle's written request, not more frequently than annually, Customer shall furnish Oracle with a signed certification verifying that the Programs are being used pursuant to the provisions of this Agreement and applicable Order Forms

           Oracle may audit Customer's use of the Programs. Any such audit shall be conducted during regular business hours at Customer's facilities and shall not unreasonably interfere with Customer's business activities. If an audit reveals that Customer has Underpaid fees to Oracle, Customer shall be invoiced for such underpaid fees. Audits shall be conducted no more than once annually.

III.       TECHNICAL SERVICES

3.1.       Technical Support Services

           Technical Support services ordered by Customer will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered.

3.2.       Consulting and Training Services

           Oracle will provide consulting and training services agreed to by the parties under the terms of this Agreement. All consulting services shall be billed on a time and materials basis unless the parties expressly agree otherwise in writing.

3.3.       Incidental Expenses

           For any on-site services requested by Customer, Customer shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred.

IV.        TERM AND TERMINATION

4.1.       Term

           If not otherwise specified on the Order Form, this Agreement and each Program license granted under this Agreement shall continue perpetually unless terminated under this Article IV.

4.2.       Termination by Customer

           Customer may terminate any Program license at any time; however, termination shall not relieve Customer's obligations specified in
           Section 4.4.

4.3.       Termination by Oracle

           Oracle may terminate this Agreement or any license upon written notice if Customer materially breaches this Agreement and fails to correct the breach within 30 days following notice specifying the breach.

4.4.       Effect of Termination

           Termination of the Agreement or any license shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer's obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form. The parties' rights and obligations under Sections 2.1.B, 2.1.C, and 2.2.B, and Articles IV, V, VI and VII shall survive termination of this Agreement. Upon termination, Customer shall cease using, and shall return or destroy, all copies of the applicable Programs.

V.         INDEMNITY, WARRANTIES, REMEDIES

5.1.       Infringement Indemnity

           Oracle will defend and indemnify Customer against a claim that the Programs infringe a copyright or patent or other intellectual property right, provided that: (a) Customer notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) Customer provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this Section. Oracle will reimburse Customer's reasonable out-of-pocket expenses incurred in providing such assistance. Oracle shall have no liability for any claim of infringement based on use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs which Oracle provided to Customer.

           If the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense to (a) modify the Programs to be noninfringing; or (b) obtain for Customer a license to continue using the Programs. If it is not commercially reasonable to perform either of the above options, then Oracle may terminate the license for the infringing Programs and refund license fees paid for those Programs. This Section 5.1 shares Oracle's entire liability and Customer's exclusive remedy for infringement.

5.2.       Warranties and Disclaimers

A.         Program Warranty

           Oracle warrants for a period of one year from the Commencement Date that each unmodified Program will perform the functions described in the Documentation.

B.         Media Warranty

           Oracle warrants the tapes, diskettes or other media to be free of defects in materials and workmanship under normal use for 90 days from the Commencement Date.

           C.  Services Warranty

               Oracle warrants that its Technical Support, training and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

           D.  Disclaimers

               THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES. WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OP MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

               Oracle does not warrant that the Programs will operate in combinations other than as specified in the Documentation or that the operation of the Programs will be uninterrupted or error-free. Pro-production release of Programs and computer-based training products are distributed "AS IS."

6.3.       Exclusive Remedies

           For any breach of the warranties contained in Section 5.2, Customer's exclusive remedy, and Oracle's entire liability, shall be:

           A.  For programs

               The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted. Customer shall be entitled to terminate the Program license and recover the fees paid to Oracle for the Program license.

           B.  For Media

               The replacement of defective media returned within 90 days of the Commencement Date.

           C.  For Services

               The reperformance of the services, or if Oracle is unable to perform the services as warranted, Customer shall be entitled to recover the fees paid to Oracle for the unsatisfactory services.

VI.        PAYMENT PROVISIONS

6.1.       Invoicing and Payment

           All fees shall be due and payable 30 days from the invoice date. Customer agrees to pay applicable media and shipping charges. Customer shall issue a purchase order, or alternative document acceptable to Oracle, on or before the Effective Date of the applicable Order Form.

6.2.       Taxes

           The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added or other taxes based on the licenses or services granted in this Agreement or on Customer's use of Programs or services, then such taxes shall be billed to and paid by Customer. This Section shall not apply to taxes based on Oracle's income.

VII.       GENERAL TERMS

7.1.       Nondisclosure

           By virtue of this Agreement, the parties may have access to information that is confidential to one another ("Confidential information"). Confidential information shall be limited to the Programs, the terms and pricing under this Agreement, and all information clearly identified as confidential.

           A party's Confidential Information shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party;
           (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (d) is independently developed by the other party. Customer shall not disclose the results of any benchmark tests of the Programs to any third party without Oracle's prior written approval.

           The parties agree to hold each other's Confidential information in confidence during the term of this Agreement and for a period of two years after termination of this Agreement. The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in violation of the terms of this Agreement.

7.2.       Governing Law

           This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California.

7.3.       Jurisdiction

           Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in San Francisco or San Mateo County, California. Oracle and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

7.4.       Notice

           All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to Customer) or to the Oracle address on the Order Form (if to Oracle).

           To expedite order processing, Customer agrees that Oracle may treat documents faxed by Customer to Oracle as original documents;

           nevertheless, either party may require the other to exchange original signed documents.

7.5.       Limitation of Liability

           In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for less of profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party has been advised of due possibility of such damages. Oracle's liability for damages hereunder shall in no event exceed the amount of fees paid by Customer Under this Agreement and if such damages result from Customer's use of the program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability.

           The provisions of this Agreement allocate the risks between Oracle and Customer. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.6.       Severability

           If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

7.7.       Waiver

           The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or broach. Except for actions for nonpayment or breach of Oracle's proprietary rights in the Programs, no action, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of action has accrued.

7.8.       Export Administration

           Customer agrees to comply fully with all relevant export laws and regulations of the United States ("Export Laws") to assure that neither the Programs nor any direct product thereof are (1) exported. directly or indirectly, in violation of Export Laws; or (2) are intended to be used for any purposes prohibited by the Export Laws, including, without limitation, nuclear, chemical, or biological weapons proliferation.

7.9.       Entire Agreement

           This Agreement constitutes the complete agreement between the parties and supercedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement.

           It is expressly agreed that the terms of this Agreement and any Order Form shall supersede the terms in any Customer purchase order or other ordering document. This Agreement shall also supersede all terms of any unsigned or "shrinkwrap" license included in any package, media, or electronic version of Oracle-furnished software and any such software shall be licensed under the terms of this Agreement, provided that the use limitations contained in an unsigned ordering document shall be effective for the specified licenses.

The Effective Date of this Agreement shall be October 25, 1999

EXECUTED BY CUSTOMER:


Authorized Signature: /s/ PETER H. CHEESBROUGH
                      -------------------------------------
Name:   PETER H. CHEESBROUGH
     ------------------------------------------------------
Title:    SR. V.P. FINANCE & CFO
      -----------------------------------------------------
Address: 6400 South Fiddler's Green Circle,
         Suite 560, Englewood, CO 80111
         --------------------------------------------------


EXECUTED BY ORACLE CORPORATION:

Authorized Signature:
                      -------------------------------------
Name:
     ------------------------------------------------------
Title:
      -----------------------------------------------------
Address: 500 Oracle Parkway, Redwood City, CA
         --------------------------------------------------

ORACLE IS A REGISTERED TRADEMARK OF ORACLE CORPORATION

                                                                Payment Schedule
                                                          (Oracle Product) No. 1

Customer: xCare.net Technologies, Inc.                      EXECUTED BY CUSTOMER (AUTHORIZED SIGNATURE):
          ------------------------------------------
                                                            By:    /s/ PETER H. CHEESBROUGH
          ------------------------------------------               ------------------------------------------
Address:  6400 S. Fiddlers Green Circle, Ste 540            Name:  PETER H. CHEESBROUGH
          ------------------------------------------               ------------------------------------------
          Englewood, CO 80111                               Title: SR. V.P. FINANCE & CFO
          ------------------------------------------               ------------------------------------------
Contact:
          ------------------------------------------        EXECUTED BY ORACLE CREDIT CORPORATION:
Phone:    303-488-2019
          ------------------------------------------        By:
Order:                   dated                                     ------------------------------------------
          ------------------------------------------        Name:
Agreement:               dated                                     ------------------------------------------
          ------------------------------------------        Title:
PPA No.:                 dated                                     ------------------------------------------
          ------------------------------------------

          ------------------------------------------        Payment Schedule Effective Date:
                                                                                            -----------------

SYSTEM                                                      Payment Schedule
                                                            Payment Amount                Due Date:
Software:                                $[ * ]             1   @ $[ * ]                  Due at signing
             ----------------------------------             4 Q @  [ * ]                  01-Jan-00 thru 01-OCT-00
Support:                                 $[ * ] One Year
             ----------------------------------
Education:
             ----------------------------------             One payment followed by four (4) quarterly payments
Consulting:                                                 due at set forth above
             ----------------------------------
Other:
             ----------------------------------
System Price:                            $[ * ]
             ----------------------------------

Optional (If this box is checked):

           Customer has ordered the System from an alliance member/agent of Oracle Corporation, whose name and address are specified below. Customer shall provide ("OCC") with a copy of such Order. The System shall be directly licensed or provided by the Supplier specified in the applicable Order and Agreement, each of which shall be considered a separate contract. Customer has entered into the Order and Agreement based upon its own judgment, and expressly disclaims any reliance upon statements made by OCC about the System, if any. Customer's rights with respect to the System are as set forth in the applicable Order and Agreement and Customer shall have no right to make any claims under such Order and Agreement against OCC or its Assignee. Neither Supplier nor any alliance member/agent is authorized to waive or alter any term or condition of this Contract. If within ten days of the Payment Schedule Effective Date, OCC is provided with Customer invoices for the System specifying applicable Taxes, then OCC may add the applicable Taxes in accordance with this Contract.

      Alliance Member/Agent:
                            ----------------------------------------------------
      Address:
                            ----------------------------------------------------
      Contact:                                    Phone:
                            ----------------------      ------------------------

This Payment Schedule is entered into by Customer and Oracle Credit Corporation ("OCC") for the acquisition of the System from Oracle Corporation. an alliance member/agent of Oracle Corporation or any other party providing any portion of the System ("Supplier"). This Payment Schedule Incorporates by reference the terms and conditions of the above-referenced Payment Plan Agreement ("PPA") to create a separate Contract ("Contract").

A. PAYMENTS: This Contract shall replace Customer's payment obligation under the Order and Agreement to Supplier, to the extent of the System Price listed above, upon Customer's delivery of a fully executed Order, Agreement. PPA, Payment Schedule, and any other documentation required by OCC, and execution of the Contract by OCC. Customer agrees that OCC may add the applicable Taxes due on the System Price to each Payment Amount based on the applicable tax rate invoiced by Supplier at shipment. OCC may adjust subsequent Payment Amounts to reflect any change or correction in Taxes due. If the System Price includes support fees for a support period that begins after the first support period, such future support fees and the then relevant Taxes will be paid to Supplier as invoiced in the applicable support period from the Payment Amounts received in that parted. The balance of each Payment Amount, unless otherwise stated, includes a proportional amount of the remaining components of the System Price excluding such future support fees, if any.

B. SYSTEM: Software shall be accepted and the services shall be deemed ordered pursuant to the terms of the Agreement. Customer agrees that any software acquired from Supplier to replace any part of the System shall be subject to the terms of the Contract. Any claims related to the performance of any component of the System shall be made pursuant to the Order and Agreement. Neither OCC nor Assignee shall be responsible to Customer for any claim or liability pertaining to any performance, actions, warranties or statements of Supplier.

C. ADMINISTRATIVE: Customer agrees that OCC or its Assignee may treat executed faxes or photocopies delivered to OCC as original documents; however, Customer agrees to deliver original signed documents if requested. Customer agrees that OCC may insert the appropriate administrative information to complete this form. OCC will provide a copy of the final Contract upon request.


* Confidential Treatment Requested

ORACLE CREDIT CORPORATION                                 PAYMENT PLAN AGREEMENT

Customer:      xCare.net Technologies, Inc.                 EXECUTED BY CUSTOMER (AUTHORIZED SIGNATURE):
               --------------------------------------
                                                            By:    /s/ Peter H. Cheesbrough
               --------------------------------------              -------------------------------------------
Address:       6400 S. Fiddlers Green Circle, Ste 540       Name:
               --------------------------------------              ------------------------------------------
               Englewood, CO 80111                          Title:
               -------------------------------------               ------------------------------------------
Phone:         303-488-2019
               -------------------------------------        EXECUTED BY ORACLE CREDIT CORPORATION:
PPA No.:
               -------------------------------------        By:
Effective Date:                                                    ------------------------------------------
               -------------------------------------        Name:
                                                                   ------------------------------------------
                                                            Title:
                                                                   ------------------------------------------

The payment Plan Agreement ("PPA") is entered into by Customer and Oracle Credit Corporation ("OCC") to provide for the payment of the System Price specified in a Payment Schedule on an installment basis. The System (as defined below) is being acquired from Oracle Corporation, an alliance member/agent of Oracle Corporation or any other party providing any portion of the System ("Supplier"). Each Payment Schedule shall specify the Software and other products and services, which items together with any upgrade, transfer, substitution, or replacement thereof, shall comprise the "System." Each Payment Schedule shall incorporate the terms and conditions of the PPA to form a "Contract," and the System specified therein shall be subject to the terms and conditions of such Contract. The System shall be licensed or provided to Customer directly by supplier pursuant to the terms of the Order and Agreement specified in the Contract. Except as provided under the Contract, Customer's rights and remedies under the Order and Agreement, including Supplier's warranty and refund provisions, shall not be affected.

1. PAYMENT SCHEDULE: Customer agrees to pay OCC the Payment Amounts in accordance with the Contract, with each payment due and payable on the applicable Due Date. If full payment of each Payment Amount and other amounts payable is not received by OCC within 10 days of each Due Date, Customer agrees to pay to OCC interest on the overdue amount at the rate equal to the lesser of one and one-half percent (1.5%) per month, or the maximum amount allowed by law. Unless stated otherwise, Payment Amounts exclude any applicable sales, use, property or any other tax allocable to the System, Agreement or Contract ("Taxes"). Any amounts or any Taxes payable under the Agreement which are not added to the Payment Amounts due under the Contract are due and payable by Customer, and Customer shall remain liable for any filing obligations. Customer's obligation to remit Payment Amounts to OCC or its assignee in accordance with the Contract is absolute, unconditional, noncancellable, independent, and shall not be subject to any abatement, set-off, claim, counterclaim, adjustment, reduction, or defense for any reason, including but not limited to, any termination of any Agreement, or performance of the System.

2. ASSIGNMENT: Customer hereby consents to OCC's assignment of all or a portion of its rights and interests in and to the Contract to third-parties ("Assignee"). OCC shall provide Customer notice thereof. Customer and OCC agree that Assignee shall not, because of such assignment, assume any of OCC's or Supplier's obligations to Customer. Customer shall not assert against Assignee any claim, defense, counterclaim or setoff that Customer may have against OCC or Supplier. Customer waives all rights to make any claim against Assignee for any loss or damage of the System or breach of any warranty, express or implied, as to any matter whatsoever, including but not limited to the System and service performance, functionality, features, merchantability or fitness for a particular purpose, or any indirect, incidental or consequential damages or loss of business. Customer shall pay Assignee all amounts due and payable under the Contract, but shall pursue any claims under any Agreement solely against Supplier. Except when a Default occurs, neither OCC nor Assignee will interfere with Customer's quiet enjoyment or use of the System in accordance with the Agreement's terms and conditions.

3. DEFAULT; REMEDIES: Any of the following shall constitute a Default under the
Contract: (I) Customer fails to pay when due any sums due under any Contract:
(ii) Customer breaches any representation or fails to perform any obligation in any Contract; (iii) Customer materially breaches or terminates the license relating to the Software; (iv) Customer defaults under a material agreement with Assignee; or (v) Customer becomes insolvent or makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for Customer or for a substantial part of its assets, or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Customer.

In the event of a Default that is not cured within thirty (30) days of its occurrence, OCC may: (i) require all outstanding Payment Amounts and other sums due and scheduled to become due (discounted at the lesser of the rate in the Contract of five percent (5%) per annum simple interest) to become immediately due and payable by Customer; (ii) pursue any rights provided under the Agreement, as well as terminate all of Customer's rights to use the System and related services, and Customer agrees to cease all use of the System; and (iii) pursue any other rights or remedies available at law or in equity. In the event OCC institutes any action for the enforcement of the collection of Payment Amounts, there shall be due from Customer. In addition to the amounts due above, all costs and expenses of such action, including reasonable attorneys' fees. No failure or delay on the part of OCC to exercise any right or remedy hereunder shall operate as a waiver thereof, or as a waiver of any subsequent breach. All remedies are cumulative and not exclusive, Customer acknowledges that upon a. default under the Contract, no party shall license, lease, transfer or use any Software in mitigation of any damages resulting from Customer's default.

4. CUSTOMER'S REPRESENTATIONS AND COVENANTS: Customer represents that, throughout the term of the Contract, the Contract has been duly authorized and Constitutes a legal, valid, binding and enforceable agreement of Customer. Any transfer or assignment of Customer's rights or obligations in the System, or under the Agreement or the Contract shall require OCC's and Assignee's prior written consent. A transfer shall include a change in majority ownership of Customer. Customer agrees to promptly execute any ancillary documents and take further actions as OCC or Assignee may reasonably request, including, but not limited to, assignment notifications, acceptance certificates, certificates of authorization, registrations, and filings. Customer agrees to provide copies of Customer's balance sheet, income statement, and other financial reports as OCC or Assignee may reasonably request.

5. MISCELLANEOUS: The Contract shall constitute the entire agreement between Customer and OCC regarding the subject matter herein and shall supersede any inconsistent terms set forth in the Order, Agreement or any related agreements, Customer purchase orders and all prior oral and written understandings. If any provision of the Contract is invalid, such invalidity shall not affect the enforceability of the remaining terms of the Contract. Customer's obligations under the Contract shall commence on the Effective Date specified therein. Except for payment terms specified in the Contract, Customer remains responsible for all the obligations under each Agreement. Each Payment Schedule, and any changes to a Contract or any related document, shall take effect when executed by OCC. The Contract shall be governed by the laws of the State of California and shall be deemed executed in Redwood Shores, CA as of the Contract effective Date.

Customer              XCARENET
Location:             6400 SOUTH FIDDLERS GREEN CIRCLE
                      ENGLEWOOD, CO 80111
Contact:              JON WISDA
Phone:                303-488-2019                        Fax:    303-488-9705

End User:             XCARENET
                      6400 SOUTH FIDDLERS GREEN CIRCLE
                      ENGLEWOOD, CO 80111
Contact:              JON WISDA
================================================================================

                           ORACLE CONTRACT INFORMATION

    [  ] Agreement: SLSA Attached                      Effective Date:


DESIGNATED SYSTEM
    Make/Model:       SUN SPARC / 4 CPU                Media Type:    CD
    Operating System: SOLARIS                          CSI Number:

Qty            License                               Quantity & Lice
               Programs                                               List Each     Disc.     Extended Net
----------------------------------------------------------------------------------------------------------

1   Full Use   Designer/2000                         1 Developer      [ * ]         [ * ]     [ * ]

1   Web        Change Management Pack                1600 Power       [ * ]         [ * ]     [ * ]
    Application                                      Unit 2 Yr
    Specific

1   Web        Diagnostics Pack                      1600 Power       [ * ]         [ * ]     [ * ]
    Application                                      Unit 2 Yr
    Specific

1   Web        Intermedia                            1600 Power       [ * ]         [ * ]     [ * ]
    Application                                      Unit 2 Yr
    Specific

1   Web        Oracle Server EE 8i                   1600 Power       [ * ]         [ * ]     [ * ]
    Application                                      Unit 2 Yr
    Specific

1   Web        Tuning Pack                           1600 Power       [ * ]         [ * ]     [ * ]
    Application                                      Unit 2 Yr
    Specific

                                                                                            ------------
                                                                      Sub Total:              [ * ]

        Initial 1 Year Silver Annual Technical Support                [ * ]         [ * ]     [ * ]

                             Total License Fee Due:                                           [ * ]
                             Total Technical Support Fee Due:                                 [ * ]
                             Total Additional Fees Due:
                                                                                            ============
                             Total Fees Due:                                                  [ * ] USD

MISCELLANEOUS

Customer is licensed to use each Program only on the Designated System(s) specified in the above Section of this Order Form and for which such Program is available on the Effective Date. The above Section of this Order Form specifies the Programs on the particular Designated Systems requested by Customer, which have been shipped or currently are being shipped to Customer. Oracle shall deliver to the Customer Location, for use in the U.S, 1 copy of the software media ("Master Copy") and 1 set of



* Confidential Treatment Requested

ORACLE                             ORDER FORM                    Quote #: 312790
                                                                    Page: 2 of 2

Customer XCARENET

Documentation (in the form generally available) for each Program currently available in production release as of the Effective Date below for use on the Designated Systems(s). Customer shall have the right to make up to 1 copy of the Program(s), including Documentation, for each license of the Program(s) and the Customer shall be responsible for installation of the software. All fees under this Order Form shall be due and payable net 30 days from date of invoice, and shall be non-cancellable and the sums paid nonrefundable. Customer agrees to pay applicable sales/use tax, media and shipping charges. If Customer loses or damages the media containing a Program licensed hereunder, upon Customer's written notice Oracle will provide a replacement copy thereof, under Oracle's then-current Technical Support policies, for a media and shipping charge. The following shipping terms shall apply: FOB Destination. Prepaid, and Add. These terms shall also apply to any options exercised by Customer. Oracle may refer to Customer as a customer in sales presentations, marketing vehicles and activities.

TECHNICAL SUPPORT

Annual Technical Support services ordered by Customer will be provided under Oracle's Technical Supped policies and pricing in effect on the date Technical Support is ordered and shall be effective upon shipment (or upon Order Form Effective Date for products not requiring shipment); first year Technical Support is quoted above, if ordered. Fees for Technical Support are due and payable annually in advance.

Term License. The Programs ordered under this Order Form and licensed As Power Units are valid for 2 (#) years from the Effective Date ("Term") unless otherwise terminated under the Agreement. Upon expiration of the Term Customer shall cease using the Programs and return or destroy all copies in accordance with the terms and conditions of the Agreement.

     Thank you for your interest in Oracle. If you have any questions please contact Edward Hut, your Oracle Sales Representative, at at (650) 506-7000.

     Customer and Oracle agree that the terms and pricing of this Order Form shall not be disclosed without prior written consent of the other party.

     This Quote is valid through October 26, 1999 and shall become binding upon execution by Customer and acceptance by Oracle.

     This Quote includes the Price List Definitions attachment.


XCARENET                                     ORACLE CORPORATION

Signature: /s/ PETER H. CHEESBROUGH          Signature:
           ------------------------                     ------------------------
Name:      Peter H. Cheesbrough              Name:
           ------------------------                     ------------------------
Title:     SR. V.P. FINANCE & CFO            Title:
           ------------------------                     ------------------------
Date:      October 25, 1999
           ------------------------

ORACLE                       PRICE LIST DEFINITIONS

"Concurrent Devices" (or "Concur Dev"): is the maximum number of input devices accessing the Programs at any given point in time. If multiplexing software or hardware (e.g. a TP monitor, webserver product) is used, this number must be measured at the multiplexing front-end.

"Named User" (or "Named") or "Developer": is defined as an individual who is authorized by Customer to use the Oracle Programs, regardless of whether the individual is actively using Programs at any given time.

A "Read-Only" User is defined as an individual authorized by the Customer to only run queries or reports against Oracle Applications Programs. Read-Only Users are licensed to use any of the Transactional Applications or CRM Sales and Service Applications for which Customer has acquired Named User licenses.

"Primary Usage" is defined as each licensed user being counted only once as a designated Named or Casual User of the Oracle Application he will use most. However, a licensed Named or Casual User may access all Oracle Applications licensed under the Agreement which have been licensed under the same licensing methodology, regardless of the designated Oracle Application of primary use.

"Mailbox" is defined as a point from which to send or receive electronic mail. It is created when a user account or application is created in Oracle Office.

"Computer or Workstation": licensed for use on a single specified computer.

"Processor": shall be defined as the actual number of processors installed in the licensed Computer and running the Oracle Programs, regardless of the number of processors which the Computer is capable of running.

"Client": a computer which (1) is used by only one person at a time, and (2) executes Oracle software in local memory or stores the software on a local storage device.

"Full Use Programs" are unaltered versions of the Programs with all functions intact.

"Deployment Programs" may be used only to execute existing applications or reports. They may not be used to build or modify reports or applications. Deployment Programs are to be generated by Customer from Full Use Programs.

"Application Specific Programs" (or "App Specific"): shall mean Programs which are limited to use solely for Customer's application software defined on the Order Form. Application Specific Programs are to be generated by Customer from Full Use programs.

A "Web Specific" Program is defined as a Program license which may only be accessed by third parties via internal networking protocols and which is limited to use solely for deployment of Customer's public web site. Customer's application may allow third party web access to a licensed Web Specific Program solely for viewing, querying or adding data, provided such use is in accordance with the other terms of the Agreement. No corporate use or internal data processing by Customer or its clients shall be permitted with a Web Specific Program. Prohibited corporate and internal uses shall include, but shall not be limited to, the following types of uses: human resource, finance and administration, internal messaging and communications, accounting, sales force management, etc.

A "Web Application Specific" Program is defined as a Program license which may be accessed and used solely for deployment of Customer's application software as specified on the Order Form. The Web Application Specific Program may only be accessed by third parties via internet networking protocols and is limited to use solely for deployment of Customer's public web site. Customer's application may allow third party web access to a licensed Web Application Specific Program solely for viewing, querying or adding data, provided such use is in accordance with the other terms of the Agreement. No corporate use or internal data processing by Customer or its clients shall be permitted with a Web Application Specific Program. Prohibited corporate and internal uses shall include, but shall not be limited to, the following types of uses: human resource, finance and administration, internal messaging and communications, accounting, sales force management, etc.

For Human Resources, Training Administration and Tutor for Human Resources. "Employee" is defined as an individual who is actively managed by the Programs. The term "Employee" includes, without limitation, Customer employees, contractors, retirees, and COBRA, dependents.

For Payroll and Tutor for Payroll, "Employee" is defined as an individual whose payment or payment calculations, are generated by the Programs. The term "Employee" includes, without limitation, Customer employees, contractors, retirees, and employees covered by workers compensation laws or regulations.

For Time Management, "Employee" is defined as an individual who submits timecards or other time records for payroll processing.

For Self-Service Human Resources, Self-Service Purchasing, Self-Service Expenses, Financials Intelligence, Operations Intelligence, Purchasing Intelligence, Process Manufacturing Intelligence, and HR Intelligence, "Employee" is defined as an active employee of Customer. The value of these applications is determined by the size of the active employee population not the number of actual users. Therefore, all active employees of customer must be included when licensing these applications.

For Call Center Intelligence, "Employee" is defined as the total number of employees in the Customer's Call Center.

"Foundation Services": This is limited support, and any license for which it is purchased is not a Supported Program License.

An "Education Unit" entitles Customer to acquire education

                             PRICE LIST DEFINITIONS
                                   (Continued)

products and services as specified in the Oracle Education catalogue in effect at the time an Education Unit is utilized. Education Units are only valid for 12 months from the Effective Date of the Order or as specifically stated in the applicable Order. Education Units may only be used in the country where the Education Units were acquired or within the Territory defined in the applicable Order. Customer may be required to execute standard Oracle ordering materials in conjunction with utilizing Education Units.

"Organizational Change Management Services" are services for assisting Customers in managing change in their organizations. Customer's discounts for consulting or training do not apply to such Organizational Change Management Services.

A "Suite" consists of all of the functional software components described in the Documentation.

"Module": shall mean a functional software component of a Suite or bundle.

"Per Entry": shall mean a unique item (e.g., object, person, entity, or information) stored within the Programs. Replicated entries stored within the Program on multiple servers are counted as a single entry.

"Power Unit": One Power Unit is defined as one MHz of power in any Intel compatible or RISC processor in any computer of the Designated Systems on the Order Form on which the Programs are installed and operating. The total number of Power Units is determined by adding together the number of MHz in all the processors in all such computers. Customer may add processors and computers, or modify existing processors and computers, provided that if, at any time, Customer's use exceeds the total number of licensed Power Units, Customer will acquire licenses for the additional Power Units. At Oracle's request, no more than once annually, Customer shall certify in writing the Power Unit computation, including the number of relevant computers and processors, and the MHz of each such processor. (For example: two computers with two 400 MHz processors each would equal 1,600 Power Units)

"Bills Presented" is defined as the cumulative number of bills or invoices delivered, presented and/or posted via the Internet using Program.

"Bill Paid" is defined as each payment or payment authorization of a bill via the Internet using the Program.

For Service for Communications, TeleBusiness for Telecom/Utilities, CRL Financial Management, CRL Supply Chain Management, SDP Provisioning, SDP Number Portability, Revenue Accounting for Communications and Industrial Billing, "Subscriber" is defined as a working telephone number for all wireline; a handset or paging device that has been activated by Customer for all wireless and paging; number of residential drops plus the number of nonresidential devices serviced by cable providers; a live connected gas meter and a live/connected electric meter. The total number of Subscribers is equal to the aggregate of all types of Subscribers.

For Service for Communications, TeleBusiness for Telecom/Utilities, CRL Financial Management. CRL Supply Chain Management, SDP Provisioning, SDP Number Portability, Revenue Accounting for Communications and Industrial Billing, if the Customer's business is not defined in the primary definition of Subscriber above: "Subscriber" is defined as each U.S. $1,000 increment of Customer's gross annual revenue as reported to the SEC in Customer's annual report or equivalent reporting document.

                                   ATTACHMENT
                                       to
                                  QUOTE #312790
                                     between
                                    XCARE.NET
                                       and
                               ORACLE CORPORATION

Notwithstanding anything to the contrary on the Quote specified above the following changes are made to this Order Form as of its Effective Date.

1. Customer Definition. For purposes of this Order Form, Customer shall be defined as the company listed at the head of this Order Form and its majority owned subsidiaries located in the U.S. as of the Effective Date. Before accessing the Programs, each subsidiary must agree in writing to be bound by the terms of the Agreement and this Order Form.

2. Service Bureau. Notwithstanding section 2.1.A.i of the Agreement, Customer shall have the right to use the Programs licensed under this Order Form for the purposes of hosting third party health care web sites and limited to the following functionalities: claims and capitalization processing; authorizations; referral management; enrollment and eligibility tracking and management; utilization management; provider contracting; group contracting; benefit design; Managed Medicaid; Medicare; reporting and documentation, all provided to Customer by Customer's end users ("End User(s)") as part of Customer's business. Customer may issue written reports or other written records based on or arising from its data processing activities for End User. In addition, if such reports or records are in an electronic data file, Customer may allow End User remote access to such reports or records for its internal business purposes, and may permit End User to access the Programs and manipulate the data controlled by Customer and managed by the Programs, provided that (a) Customer warrants that it has the authority to bind End User to the terms of the Agreement and this Order Form, and (b) Customer agrees to be responsible and to indemnify Oracle for all damages or losses resulting from the breach of this agreement by End User. End User personnel and devices accessing and manipulating the data controlled by Customer and managed by the Programs shall be counted for purposes of Named User and Concurrent Device limitations applying to the Programs.

3. Payment. The Customer's payment obligations to Oracle under this Order Form as of the Effective Date shall be satisfied by Modis Solutions ("Payor") as authorized pursuant to a distribution agreement executed between Payor and Oracle ("Payor Agreement"). Oracle shall receive payments directly from Payor under the terms of the Payor Agreement. This payment obligation is non-cancellable and the sum paid is nonrefundable. The financial obligations of Customer to Payor shall be specified in a separate agreement. Licenses that are modified or added to this Order Form after the Effective Date shall be at terms and fees as determined when such licenses are acquired. Applicable sales tax shall be charged to Payor based on the point of delivery of the Master Copy and paid under the terms of the Payor Agreement. Payor is responsible for payment of any use or other tax arising from use of the Programs in any other location.